Exhibit 5.1


Jones Apparel Group, Inc.
June 16, 1999
Page 1



                                                              June 16, 1999


Board of Directors of
Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, Pennsylvania 19007


Ladies and Gentlemen:

          I have acted as counsel for Jones Apparel Group, Inc., a Pennsylvania corporation ("Jones"), in connection with the preparation of a Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (the "Registration Statement") which is being filed on the date hereof by Jones with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement relates to the proposed issuance by Jones of up to 902,000 shares (the "Shares") of its common stock, par value $0.01 per share, pursuant to the Second Amended and Restated Stock Option Plan of Nine West Group Inc., the Nine West Group Inc. First Amended and Restated 1994 Long-Term Performance Plan and the Nine West Group Inc. 1993 Directors' Stock Option Plan (collectively, the "Plans"). Jones filed the Registration Statement on April 7, 1999 and May 12, 1999, in order to register shares of Jones Common Stock, in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 1, 1999 among Jones, Jill Acquisition Sub Inc., a Delaware corporation that is a wholly owned subsidiary of Jones ("Merger Sub"), and Nine West Group Inc., a Delaware corporation ("Nine West"). The Merger Agreement provided for the merger (the "Merger") of Nine West with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Jones. The Merger was consummated on June 15, 1999 and, as a result of the Merger, Nine West became a wholly owned subsidiary of Jones.

          In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement, (b) the Plans and (c) the proxy statement/prospectus that forms a part of the Registration Statement. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies. In examining agreements executed by parties other than Jones and Merger Sub, I have assumed that such parties had the power, corporate or other, to enter


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Jones Apparel Group, Inc.
June 16, 1999
Page 2



into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently verified or established, I have relied upon statements and representations of officers and representatives of Jones and others.

          Based on such examination, I am of the opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

          I am admitted to practice in the State of New York, and I express no opinion as to any matters governed by any law other than the law of the State of New York and the Federal law of the United States of America.

          In rendering this opinion, I have relied upon the opinion dated June 16, 1999, of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, a copy of which appears as Exhibit 5.2 to the Registration Statement, as to all matters of law covered therein relating to the laws of the Commonwealth of Pennsylvania and the General Corporation Law of the State of Delaware.

          I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the proxy statement/prospectus that forms a part of the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                       Very truly yours,


                                       /s/ Ira M. Dansky
                                       --------------------------
                                       Ira M. Dansky
                                       General Counsel
                                       Jones Apparel Group, Inc.